SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013 (September 26, 2013)

WAYNE SAVINGS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 264-5767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment of By-laws

At a meeting on September 26, 2013 the Board of Directors of Wayne Savings Bancshares, Inc. (the “Company”) amended the Company’s Bylaws to add Article II, section 11, to address disqualifying personal financial conflict. This summary is qualified in its entirety by reference to the copy of Article II, section 11 filed with this Form 8-K Current Report as exhibit 3.2.1, which exhibit is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 30, 2013, Wayne Savings Bancshares, Inc. (the “Company”) issued a press release announcing a cash dividend of $.08 per share on the Company’s common stock for the quarter ending September 30, 2013, and announcing that its Board of Directors had adopted a new stock repurchase program. The new stock repurchase program authorizes the Company to repurchase up to 72,150 shares of the Company’s common stock. The shares authorized for repurchase under the program equate to approximately 2.5% of the Company’s issued and outstanding shares of common stock. This new stock repurchase program is in addition to a program authorized in June, 2012 of which 32,092 shares are remaining to be repurchased. As of September 30, 2013, the Company had approximately 2,885,999 shares of common stock outstanding. The stock repurchase program may be limited or terminated at any time without prior notice. Under the stock repurchase program, the Company may acquire shares of its common stock in the open market or in any private transaction, from time-to-time and in accordance with applicable laws, rules and regulations. A copy of the press release dated September 30, 2013 is attached as Exhibit 99.1 to this report. The press release is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 8.01	Other Events

On September 26, 2013, the Board of Directors of the Company adopted Director Stock Ownership Guidelines consistent with emerging corporate governance trends to more closely align the directors’ personal financial interests with the interests of stockholders. A copy of the Director Stock Ownership Guidelines is included on the Company's web site at www.investors.waynesavings.com, under the Investor Relations tab (Governance Documents).

Item 9.01(d)	Exhibits

Exhibit Number	Description

3.2.1	Bylaws of Wayne Savings Bancshares, Inc., Article II, section 11

99.1	Press Release Dated September 30, 2013 concerning the declaration of a quarterly cash dividend and the adoption of a new stock repurchase program.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

Date: September 30, 2013	/s/ H. Stewart Fitz Gibbon III
H. Stewart Fitz Gibbon III
Executive Vice President
Chief Operating Officer
Chief Risk Officer
Secretary and Treasurer